Exhibit 10.24

HURON CONSULTING GROUP INC.

EXECUTIVE OFFICERS’ COMPENSATION FOR 2004 AND 2005

SUMMARY SHEET

Name	Position	Year	Base Salary		Target Bonus (1)
Gary E. Holdren	Chairman of the Board, Chief Executive Officer and President	2004 2005	$ $	800,000 800,000	$ $	850,000 850,000

George E. Massaro	Chief Operating Officer and Director	2004 2005	$ $	600,000 600,000	$ $	300,000 300,000

Gary L. Burge	Vice President, Chief Financial Officer, and Treasurer	2004 2005	$ $	250,000 275,000	$ $	125,000 200,000

Daniel P. Broadhurst	Vice President and Assistant Secretary	2004 2005	$ $	485,000 485,000	$ $	260,000 260,000

Mary M. Sawall	Vice President, Human Resources	2004 2005	$ $	250,000 275,000	$ $	125,000 150,000

(1)	The target bonus is discretionary and actual amounts paid may be more or less. There is no stated maximum bonus. In 2004, Messrs. Holdren, Massaro and Broadhurst had guaranteed bonuses in the amount of $155,000, $102,000 and $92,000, respectively. In 2005, Messrs. Holdren, Massaro and Broadhurst will have guaranteed bonuses in the amount of $42,000, $39,000 and $27,000, respectively. After 2005, none of the named executive officers has a guaranteed minimum bonus.